Item 77Q1: Exhibit

INVESTMENT ADVISORY CONTRACT


This Investment Advisory Contract is made as of this 4th day of May, 2001, between Wachovia Variable Insurance Funds, a Massachusetts business trust (the "Trust"), and Wachovia Fund Advisers, a registered investment adviser and a division of Wachovia Bank, N.A. (the "Adviser").

WHEREAS, the Trust is a Massachusetts business trust, consisting of one or more series ("Portfolios"), which operates as an open-end management investment company and will so register under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services;

WHEREAS, the Trust desires to retain the Adviser as investment adviser to those of its Portfolios which are identified in an exhibit hereto, and the Adviser is willing to render such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Appointment of Adviser; Services and Duties.

(a) The Trust hereby appoints the Adviser as investment adviser for each of the Portfolios of the Trust which executes an exhibit to this Contract, and the Adviser accepts the appointments. Subject to the direction of the Trustees of the Trust, the Adviser shall provide investment research and supervision of the investments of such Portfolios and conduct a continuous program of investment evaluation and of appropriate investment, sale or other disposition and reinvestment of the Portfolios' assets.

(b) The Adviser shall direct the investments of each such Portfolio subject to and in accordance with the Portfolio's investment objective, policies, limitations and other provisions contained in the Portfolio's prospectus and statement of additional information, as amended from time to time, the Trust's Declaration of Trust and By-Laws, and any other directions and policies which the Trustees of the Trust may issue to the Adviser from time to time.

2. Execution and Allocation of Brokerage.

(a) The Adviser, subject to the control and direction of the Trustees, shall have authority and discretion to select brokers and dealers to execute portfolio transaction for each Portfolio, and to select the markets on or in which the transactions will be executed. In acting pursuant to this paragraph 2, the Adviser will place orders through such brokers or dealers in conformity with the policies with respect to portfolio transactions set forth in the applicable Portfolio's prospectus and statement of additional information. It is understood that neither the Trust nor the Adviser will adopt a formula for allocation of each Portfolio's brokerage. It is understood that the Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for a Portfolio and for other clients in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients. The Adviser shall provide such reports as the Trustees may reasonably request with respect to each Portfolio's total brokerage and portfolio transaction activities and the manner in which that business was allocated.

(b) The Adviser agrees that in placing orders with brokers and dealers, it will attempt to obtain the best net results in terms of price and execution; provided that, on behalf of any Portfolio, the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide research, analysis, advice and similar services, and the Adviser may pay to those brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to the Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to such Portfolio and its other clients and that the total commissions or spreads paid by such Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules, regulations and orders thereunder.

(c) The Trust hereby authorizes the Adviser and any entity or person associated with the Adviser which is a member of a national securities exchange to effect any transaction on such exchange for the account of any Portfolio, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation by the Adviser or any person or entity associated with the Adviser for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

3. Records. The Adviser shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the investment advisory services performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Trust which are in the possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

4. Activities and Affiliates of the Adviser.

(a) The services furnished by the Adviser hereunder to the Trust are not to be deemed exclusive, the Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Trust hereunder.

(b) The Trust acknowledges that the Adviser or one or more of its affiliated persons may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its affiliated persons or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2, the Trust agrees that the Adviser or its affiliated persons may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to a Portfolio of the Trust, provided that the Adviser acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which a Portfolio may have an interest. The Adviser shall have no obligation to recommend for a Portfolio a position in any investment which an Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Portfolios or otherwise.

(c) Subject to and in accordance with the Trust's Declaration of Trust and By-Laws, as currently in effect and as amended from time to time, the 1940 Act and the rules thereunder, and the Banking Act of 1933, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser or its affiliated persons as directors, officers, agents or shareholders of the Adviser or its affiliated persons; that directors, officers, agents and shareholders of the Adviser or its affiliated persons are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Adviser or its affiliated persons may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

5. Expenses. The Adviser shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide investment advisory services to the Trust. Each Portfolio shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for administrative services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the 1940 Act and any amendments thereto; expenses of registering and qualifying the Trust, the Portfolios, and shares ("Shares") of the Portfolios under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to existing shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Portfolios. Each Portfolio will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

6. Compensation.

(a) The Trust shall pay to the Adviser, for all services rendered to each Portfolio by the Adviser hereunder, the fees set forth in the exhibits attached hereto. If applicable, for purposes of calculating such fees, the value of each Portfolio's net assets shall be determined pursuant to the applicable provisions of the Portfolio's prospectus and statement of additional information, the Trust's Declaration of trust and By-laws and the 1940 Act.

(b) The Adviser agrees to reimburse the Trust or to waive all or part of its advisory fee, with the same frequency with which the advisory fee is paid to the Adviser, to the extent the annual operating expenses of any Portfolio or class thereof exceeds the highest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the Shares of the Portfolios are qualified or registered for offer and sale.

(c) The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation from a Portfolio (and, if appropriate, assume expenses of one or more of the Portfolios or classes thereof) to the extent the expenses of any Portfolio or a class thereof exceed such lower expense limitation as the Adviser may, by notice to the Portfolio, voluntarily declare to be effective.

(d) To the extent the Adviser has reimbursed the Trust or waived all or part of its advisory fee, the Trust agrees to reimburse the Adviser if so requested by the Adviser, provided that such reimbursement does not cause the annual operating expenses of any Portfolio or class thereof to exceed the highest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the Shares of the Portfolios are qualified or registered for offer and sale.

7. Effective Date; Term. This Contract shall begin for each Portfolio as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Portfolio initially set forth on an exhibit (and any subsequent Portfolios added pursuant to an exhibit during the initial term of this contract) for two years from the date of this contract set forth above, provided that this Contract has first been approved by a vote of a majority of (a) those Trustees who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (b) the Portfolio's outstanding voting securities. Thereafter, this Contract shall continue for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (b) by the Board of Trustees or with respect to any given Series by vote of a majority of the outstanding voting securities. If a Portfolio is added after the first approval by the Trustees as described above, this Contract will be effective as to that Portfolio upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

8. Termination. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Portfolio, without the payment of any penalty, by the Trustees of the Trust or by a vote of the majority of the outstanding voting securities of that Portfolio on sixty (60) days' written notice to the Adviser, or by the Adviser on sixty (60) days' written notice to the Trust. Termination of this Contract with respect to any given Portfolio shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Portfolio. This Contract will terminate automatically in the event of its assignment.

9. Assignment. This Contract may not be assigned by the Adviser and shall automatically terminate in the event of any assignment. The Adviser shall notify the Trust in writing in advance of any proposed change of control of the Adviser to enable the Trust to take the steps necessary to enter into a new advisory contract.

10. Liabilities of the Adviser.

(a) Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of the Adviser, the Adviser shall not be liable to the Trust or to any of the Portfolios or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security or the making of any investment for or on behalf of the Trust.

(b) No provision of this Contract shall be construed to protect any Trustee or officer of the Trust, or the Adviser, from liability in violation of Sections 17(h), 17(i) or 36(b) of the 1940 Act.

11. Amendment. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by the 1940 Act, on behalf of a Portfolio by a majority of the outstanding voting securities of such Portfolio.

12. Limitation of Liability. The Adviser is expressly put on notice of the limitation of liability as set forth in the Trust's Declaration of Trust and agrees that the obligations assumed by the Trust or any Portfolio pursuant to this Agreement shall be limited in any case to the Trust and its assets and that the Adviser shall not seek satisfaction of any such obligations from the Shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

13. Definitions. As used in this Contract, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

14. Governing law. This Contract shall be construed in accordance with and governed by the laws of the State of North Carolina, provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.



EXHIBIT A
to the
Investment Advisory Contract


	For all services rendered by Adviser hereunder, each Fund shall pay to Adviser, and Adviser agrees to accept as full compensation for all services rendered hereunder, the annual investment advisory fee provided below. The fee shall be accrued daily at the rate of 1/365th of the applicable annual rate provided below, applied to the daily net assets of the Fund, and paid monthly to Adviser.


The Wachovia Funds	Annual Advisory Fee

Wachovia Balanced Fund II	0.70%
Wachovia Equity Fund II	0.70%
Wachovia Special Values Fund II	0.80%


	Witness the due execution hereof this 4th day of May, 2001.



Wachovia Fund Advisers


By:   /s/ Steve Reynolds
Name:  Steve Reynolds
Title:  Chief Investment Officer



The Wachovia Funds



By:   /s/ James E. Ostrowski
Name:  James E. Ostrowski
Title:  Vice President


Amendment to
Investment Advisory Contract
between
Wachovia Variable Insurance Funds
and
Wachovia Fund Advisers

	This Amendment to the Investment Advisory Contract ("Agreement") dated May 4, 2001, between Wachovia Variable Insurance Funds ("Fund") and Wachovia Fund Advisers ("Service Provider") is made and entered into as of the 7th day of June, 2001.

	WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

	WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR S 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR S 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR S 248.13) ("Section 248.13 NPI");

WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR S
248.7 and 17 CFR S 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR S 248.13);

	NOW, THEREFORE, the parties intending to be legally bound agree as follows:

0	The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.



1	The Service Provider hereby agrees to be bound to use and redisclose such
NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR SS 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR S 248.13.

2	The Service Provider further represents and warrants that, in accordance with 17 CFR S 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
?	insure the security and confidentiality of records and NPI of Fund customers,
?	protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
?	protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (S248.14) or miscellaneous (S248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance;
and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (S248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

5.   The Service Provider may redisclose Section 248.14 NPI and Section
248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

6.	The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.




WITNESS the due execution hereof this 7th day of June, 2001.

Wachovia Variable Insurance Funds

By:	/s/ James E. Ostrowski
Name:  James E. Ostrowski
Title:  Vice President


Wachovia Fund Advisers


By:	/s/ Steve Reynolds
Name:  Steve Reynolds
Title:  Chief Investment Officer